                                VOTING AGREEMENT

    THIS VOTING AGREEMENT is entered into as of October   , 1999, by and between
WIND RIVER SYSTEMS, INC., a Delaware corporation ("Parent"), and
("Shareholder").

                                    RECITALS

    A. Parent, University Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and Integrated Systems, Inc., a California corporation (the "Company"), are entering into an Agreement and Plan of Merger and Reorganization of even date herewith (the "Reorganization Agreement") which provides (subject to the conditions set forth therein) for the merger of Merger Sub into the Company (the "Merger").

    B. In order to induce Parent and Merger Sub to enter into the Reorganization Agreement, Shareholder is entering into this Voting Agreement.

                                   AGREEMENT

    The parties to this Voting Agreement, intending to be legally bound, agree as follows:

    SECTION 1.  CERTAIN DEFINITIONS

    For purposes of this Voting Agreement:

        (a) "COMPANY COMMON STOCK" shall mean the common stock, no par value, of the Company.

        (b) "EXPIRATION DATE" shall mean the earlier of (i) the date upon which the Reorganization Agreement is validly terminated, or (ii) the date upon which the Merger becomes effective.

        (c) Shareholder shall be deemed to "OWN" or to have acquired "Ownership" of a security if Shareholder: (i) is the record owner of such security; or
(ii) is the "beneficial owner" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) of such security.

        (d) "PERSON" shall mean any (i) individual, (ii) corporation, limited liability company, partnership or other entity, or (iii) governmental authority.

        (e) "SUBJECT SECURITIES" shall mean: (i) all securities of the Company (including all shares of Company Common Stock and all options, warrants and other rights to acquire shares of Company Common Stock) Owned by Shareholder as of the date of this Agreement; and (ii) all additional securities of the Company (including all additional shares of Company Common Stock and all additional options, warrants and other rights to acquire shares of Company Common Stock) of which Shareholder acquires Ownership during the period from the date of this Agreement through the Expiration Date.

        (f) A Person shall be deemed to have effected a "TRANSFER" of a security if such Person directly or indirectly: (i) sells, pledges, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security; or (ii) enters into an agreement or commitment contemplating the possible sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein.

    SECTION 2.  TRANSFER OF SUBJECT SECURITIES

    2.1 TRANSFEREE OF SUBJECT SECURITIES TO BE BOUND BY THIS
AGREEMENT. Shareholder agrees that, during the period from the date of this Voting Agreement through the Expiration Date, Shareholder shall not cause or permit any Transfer of any of the Subject Securities to be effected unless each Person to which any of such Subject Securities, or any interest in any of such Subject Securities, is or may be transferred shall have: (a) executed a counterpart of this Voting Agreement and a proxy in the form attached hereto as Exhibit A (with such modifications as Parent may reasonably request); and
(b) agreed to hold such Subject Securities (or interest in such Subject Securities) subject to all of the terms and provisions of this Voting Agreement.

    2.2 TRANSFER OF VOTING RIGHTS. Shareholder agrees that, during the period from the date of this Voting Agreement through the Expiration Date, Shareholder shall ensure that: (a) none of the Subject Securities is deposited into a voting trust; and (b) except pursuant to this Voting Agreement, no proxy is granted, and no voting agreement or similar agreement is entered into, with respect to any of the Subject Securities which is inconsistent with the purposes of this Voting Agreement.

    SECTION 3.  VOTING OF SHARES

    3.1 VOTING AGREEMENT. Shareholder agrees that, during the period from the date of this Voting Agreement through the Expiration Date:

        (a) at any meeting of shareholders of the Company, however called, Shareholder shall (unless otherwise directed in writing by Parent) cause all outstanding shares of Company Common Stock that are Owned by Shareholder as of the record date fixed for such meeting to be voted in favor of the approval of the Reorganization Agreement and the approval of the principal terms of the Merger, and in favor of each of the other actions contemplated by the Reorganization Agreement; and

        (b) in the event written consents are solicited or otherwise sought from shareholders of the Company with respect to the approval of the
Reorganization Agreement, with respect to the approval of the principal terms of the Merger or with respect to any of the other actions contemplated by the Reorganization Agreement, Shareholder shall (unless otherwise directed in writing by Parent) cause to be executed, with respect to all shares of Company Common Stock that are Owned by Shareholder as of the record date fixed for the consent to the proposed action, a written consent or written consents to such proposed action.

This Voting Agreement is intended to bind Shareholder only with respect to the specific matters set forth herein, and shall not prohibit Shareholder from acting in accordance with his fiduciary duties as an officer or director of the Company. Shareholder will retain at all times the right to vote the Shareholder's Subject Securities, in Shareholder's sole discretion, on all matters other than those set forth in this Section 3.1 which are at any time or from time to time presented to the Company's shareholders generally.

    3.2 PROXY.  Contemporaneously with the execution of this Voting Agreement:
(i) Shareholder shall deliver to Parent a proxy in the form attached to this Voting Agreement as Exhibit A, which shall be irrevocable to the fullest extent permitted by law, with respect to the shares referred to therein (the "Proxy"); and (ii) Shareholder shall cause to be delivered to Parent an additional proxy (in the form attached hereto as Exhibit A) executed on behalf of the record owner of any outstanding shares of Company Common Stock that are owned beneficially (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934), but not of record, by Shareholder.

    SECTION 4.  WAIVER OF APPRAISAL RIGHTS

    Shareholder hereby irrevocably and unconditionally waives, and agrees to cause to be waived and to prevent the exercise of, any rights of appraisal, any dissenters' rights and any similar rights relating to the Merger or any related transaction that Shareholder or any other Person may have by virtue of the ownership of any outstanding shares of Company Common Stock or other security Owned by Shareholder.

    SECTION 5.  NO SOLICITATION

    Shareholder agrees that, during the period from the date of this Voting Agreement through the Expiration Date, Shareholder shall not, directly or indirectly, and Shareholder shall ensure that his Representatives (as defined in the Reorganization Agreement) do not, directly or indirectly: (i) solicit, initiate, encourage or induce the making, submission or announcement of any Acquisition Proposal (as defined in the Reorganization Agreement) or take any action that could reasonably be expected to lead to an Acquisition Proposal;
(ii) furnish any information regarding the Company or any direct or indirect subsidiary of the Company to any Person in connection with or in response to an Acquisition Proposal or inquiry or indication of interest that could lead to an Acquisition Proposal; or (iii) engage in discussions with any Person with respect to any Acquisition Proposal. Shareholder shall immediately cease and discontinue, and Shareholder shall ensure that his Representatives immediately cease and discontinue, any existing discussions with any Person that relate to any Acquisition Proposal. The restrictions and covenants in this Section 5 shall apply to Shareholder only in his capacity as a shareholder and not to Shareholder in his capacity as a director or officer of the Company.

    SECTION 6.  REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER

    Shareholder hereby represents and warrants to Parent as follows:

    6.1 AUTHORIZATION, ETC. Shareholder has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Voting Agreement and the Proxy and to perform his obligations hereunder and thereunder. This Voting Agreement and the Proxy have been duly executed and delivered by Shareholder and constitute legal, valid and binding obligations of Shareholder, enforceable against Shareholder in accordance with their terms, subject to
(i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

    6.2 NO CONFLICTS OR CONSENTS

        (a) The execution and delivery of this Voting Agreement and the Proxy by Shareholder do not, and the performance of this Voting Agreement and the
Proxy by Shareholder will not: (i) conflict with or violate any law, rule, regulation, order, decree or judgment applicable to Shareholder or by which he or any of his properties is or may be bound or affected; or (ii) result in or constitute (with or without notice or lapse of time) any breach of or default under, or give to any other Person (with or without notice or lapse of time) any right of termination, amendment, acceleration or cancellation of, or result (with or without notice or lapse of time) in the creation of any encumbrance or restriction on any of the Subject Securities pursuant to, any contract to which Shareholder is a party or by which Shareholder or any of his affiliates or properties is or may be bound or affected.

        (b) The execution and delivery of this Voting Agreement and the Proxy by Shareholder do not, and the performance of this Voting Agreement and the
Proxy by Shareholder will not, require any consent or approval of any Person.

    6.3 TITLE TO SECURITIES.  As of the date of this Voting Agreement:
(a) Shareholder holds of record (free and clear of any encumbrances or restrictions) the number of outstanding shares of Company Common Stock set forth under the heading "Shares Held of Record" on the signature page hereof;
(b) Shareholder holds (free and clear of any encumbrances or restrictions) the options, warrants and other rights to acquire shares of Company Common Stock set forth under the heading "Options and Other Rights" on the signature page hereof;
(c) Shareholder Owns the additional securities of the Company set forth under the heading "Additional Securities Beneficially Owned" on the signature page hereof; and (d) Shareholder does not directly or indirectly Own any shares of capital stock or other securities of the Company, or any option, warrant or other right to acquire (by purchase, conversion or otherwise) any shares of capital stock or other securities of the Company, other than the shares and options, warrants and other rights set forth on the signature page hereof.

    6.4 ACCURACY OF REPRESENTATIONS. The representations and warranties contained in this Voting Agreement are accurate in all respects as of the date of this Voting Agreement, will be accurate in all respects at all times through the Expiration Date and will be accurate in all respects as of the date of the consummation of the Merger as if made on that date.

    SECTION 7.  MISCELLANEOUS

    7.1 FURTHER ASSURANCES. From time to time and without additional consideration, Shareholder shall (at Parent's expense) execute and deliver, or cause to be executed and delivered, such additional transfers, assignments, endorsements, proxies, consents and other instruments, and shall (at Parent's expense) take such further actions, as Parent may reasonably request for the purpose of carrying out and furthering the intent of this Voting Agreement.

    7.2 EXPENSES. Except as contemplated by Section 7.1, all costs and expenses incurred in connection with the transactions contemplated by this Voting Agreement shall be paid by the party incurring such costs and expenses.

    7.3 NOTICES. Any notice or other communication required or permitted to be delivered to either party under this Voting Agreement shall be in writing and shall be deemed properly delivered, given and received (a) upon receipt when delivered by hand, or (b) two business days after sent by courier or express delivery service or by facsimile, provided that in each case the notice or other communication is sent to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other party):

        IF TO SHAREHOLDER:

           at the address set forth below Shareholder's signature on the signature page hereof

        IF TO PARENT:

           Wind River Systems, Inc.
           500 Wind River Way
           Alameda, CA 94501
           Attention: Richard W. Kraber
           Facsimile: (510)749-2880

    7.4 SEVERABILITY. If any provision of this Voting Agreement or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Voting Agreement. Each provision of this Voting Agreement is separable from every other provision of this Voting Agreement, and each part of each provision of this Voting Agreement is separable from every other part of such provision.

    7.5 ENTIRE AGREEMENT. This Voting Agreement, the Proxy and any other documents delivered by the parties in connection herewith constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings between the parties with respect thereto. No addition to or modification of any provision of this Voting Agreement shall be binding upon either party unless made in writing and signed by both parties.

    7.6 ASSIGNMENT; BINDING EFFECT. Except as provided herein, neither this Voting Agreement nor any of the interests or obligations hereunder may be assigned or delegated by Shareholder and any attempted or purported assignment or delegation of any of such interests or obligations shall be void. Subject to the preceding sentence, this Voting Agreement shall be binding upon Shareholder and his heirs, estate, executors, personal representatives, successors and assigns, and shall inure to the benefit of Parent and its successors and assigns. Without limiting any of the restrictions set forth in Section 2 or elsewhere in this

Voting Agreement, this Voting Agreement shall be binding upon any Person to whom any Subject Securities are transferred. Nothing in this Voting Agreement is intended to confer on any Person (other than Parent and its successors and assigns) any rights or remedies of any nature.

    7.7 SPECIFIC PERFORMANCE. The parties agree that irreparable damage would occur in the event that any of the provisions of this Voting Agreement or the Proxy was not performed in accordance with its specific terms or was otherwise breached. Shareholder agrees that, in the event of any breach or threatened breach by Shareholder of any covenant or obligation contained in this Voting Agreement or in the Proxy, Parent shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to seek and obtain (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an injunction restraining such breach or threatened breach. Shareholder further agrees that neither Parent nor any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 7.7, and Shareholder irrevocably waives any right he may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

    7.8 NON-EXCLUSIVITY. The rights and remedies of Parent under this Voting Agreement are not exclusive of or limited by any other rights or remedies which it may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of Parent under this Voting Agreement, and the obligations and liabilities of Shareholder under this Voting Agreement, are in addition to their respective rights, remedies, obligations and liabilities under common law requirements and under all applicable statutes, rules and regulations. Nothing in this Voting Agreement shall limit any of Shareholder's obligations, or the rights or remedies of Parent, under any Affiliate Agreement between Parent and Shareholder; and nothing in any such Affiliate Agreement shall limit any of Shareholder's obligations, or any of the rights or remedies of Parent, under this Voting Agreement.

    7.9 GOVERNING LAW; VENUE.

        (a) This Voting Agreement and the Proxy shall be construed in accordance with, and governed in all respects by, the laws of the State of California
(without giving effect to principles of conflicts of laws).

        (b) In any action between any of the parties arising out of or relating to this Voting Agreement or any of the transactions contemplated by this
Voting Agreement: (a) each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the state and federal courts located in the State of California; (b) if any such action is commenced in a state court, then, subject to applicable law, no party shall object to the removal of such action to any federal court located in the Northern District of California; (c) each of the parties irrevocably waives the right to trial by jury; and (d) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice in accordance with Section 7.3.

    7.10 COUNTERPARTS. This Voting Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

    7.11 CAPTIONS. The captions contained in this Voting Agreement are for convenience of reference only, shall not be deemed to be a part of this Voting Agreement and shall not be referred to in connection with the construction or interpretation of this Voting Agreement.

    7.12 ATTORNEYS' FEES. If any legal action or other legal proceeding relating to this Voting Agreement or the enforcement of any provision of this Voting Agreement is brought by one party against the other party, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

    7.13 WAIVER. No failure on the part of Parent to exercise any power, right, privilege or remedy under this Voting Agreement, and no delay on the part of Parent in exercising any power, right, privilege or remedy under this Voting Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Parent shall not be deemed to have waived any claim available to Parent arising out of this Voting Agreement, or any power, right, privilege or remedy of Parent under this Voting Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of Parent; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

    7.14 CONSTRUCTION.

        (a) For purposes of this Voting Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

        (b) The parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Voting Agreement.

        (c) As used in this Voting Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

        (d) Except as otherwise indicated, all references in this Voting Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Voting Agreement and Exhibits to this Voting Agreement.

    IN WITNESS WHEREOF, Parent and Shareholder have caused this Voting Agreement to be executed as of the date first written above.

                                          WIND RIVER SYSTEMS, INC.

                                          BY: __________________________________

                                                       (SIGNATURE)

                                          ______________________________________

                                                       (Print Name)

                                          SHAREHOLDER

                                          ______________________________________

                                                       (SIGNATURE)

                                          ______________________________________

                                                       (Print Name)

                                          Address: _____________________________

                                                 __

                                          Facsimile: ___________________________

                                 OPTIONS AND OTHER RIGHTS         ADDITIONAL SECURITIES
    SHARES HELD OF RECORD      -----------------------------        BENEFICIALLY OWNED
-----------------------------                                 -----------------------------

                                   EXHIBIT A
                           FORM OF IRREVOCABLE PROXY

    The undersigned shareholder of Integrated Systems, Inc., a California corporation (the "Company"), hereby irrevocably (to the fullest extent permitted by law) appoints and constitutes Richard W. Kraber, Marla Ann Stark and Wind River Systems, Inc., a Delaware corporation ("Parent"), and each of them, the attorneys and proxies of the undersigned with full power of substitution and resubstitution, to the full extent of the undersigned's voting rights on the matters referred to in the third paragraph of this proxy with respect to
(i) the outstanding shares of capital stock of the Company owned of record by the undersigned as of the date of this proxy, which shares are specified on the final page of this proxy, and (ii) any and all other shares of capital stock of the Company which the undersigned may acquire record ownership of on or after the date hereof. (The shares of the capital stock of the Company referred to in clauses "(i)" and "(ii)" of the immediately preceding sentence are collectively referred to as the "Shares.") Upon the execution hereof, all prior proxies given by the undersigned with respect to any of the Shares are hereby revoked, and the undersigned agrees that no subsequent proxies will be given with respect to any of the Shares.

    This proxy is irrevocable, is coupled with an interest and is granted in connection with the Voting Agreement, dated as of the date hereof, between Parent and the undersigned (the "Voting Agreement"), and is granted in consideration of Parent entering into the Agreement and Plan of Merger and Reorganization, dated as of the date hereof, among Parent, Merger Sub and the Company (the "Reorganization Agreement").

    The attorneys and proxies named above will be empowered, and may exercise this proxy, to vote the Shares at any time until the earlier to occur of the valid termination of the Reorganization Agreement or the effective time of the merger contemplated thereby (the "Merger") at any meeting of the shareholders of the Company, however called, or in connection with any solicitation of written consents from shareholders of the Company, in favor of the approval of the Reorganization Agreement and the approval of the principal terms of the Merger, and in favor of each of the other actions contemplated by the Reorganization Agreement.

    The undersigned may vote the Shares on all other matters.

    This proxy shall be binding upon the heirs, estate, executors, personal representatives, successors and assigns of the undersigned (including any transferee of any of the Shares).

    If any provision of this proxy or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then
(a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this proxy. Each provision of this proxy is separable from every other provision of this proxy, and each part of each provision of this proxy is separable from every other part of such provision.

    This proxy shall terminate upon the earlier of the valid termination of the Reorganization Agreement or the effective time of the Merger.

Dated: October   , 1999.
                                                                (SIGNATURE)

                                                               (Print Name)

                                               NUMBER OF SHARES OF COMMON STOCK OF THE
                                               COMPANY OWNED OF RECORD AS OF THE DATE OF
                                               THIS PROXY:
